UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2004

Ziff Davis Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-99939	36-4355050
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 East 28th Street, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-503-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

(a) Fourth Quarter 2004 Restructuring Charge

Due to current marketplace conditions in the technology and videogame markets that the registrant’s publishing and events operations serve, on December 31, 2004, duly authorized officers of the registrant committed to a plan (the "Plan") to restructure certain of the registrant’s operations. This Plan was adopted to improve the registrant’s profitability and included actions that the registrant has taken and/or intends to take including: discontinuing the publication of GMR magazine and the Business4Site event, reducing the frequency of Xbox Nation magazine and reducing certain other operating, general and administrative expenses. The registrant intends to record a restructuring charge related to the Plan in the fourth quarter ended December 31, 2004. At this time, the registrant is not aware of any goodwill or other asset impairment charges related to the Plan, however, it will be conducting normal asset impairment analysis as part of its regular annual audit process to determine if any such impairment exists. Because this analysis is typically the result of net present valuation of future cash flow projections, and the Plan has been adopted largely due to current market conditions, it is possible that the registrant will conclude that no charge for impairment to goodwill or other assets is appropriate, or that the amount of any such charge deemed appropriate may not be material.

(b) The registrant believes it will incur the following types of costs associated with the Plan: (i) employee severance costs, currently estimated to be approximately $3.5-4.0 million; (ii) contract termination costs, currently estimated to be approximately $0.5-1.0 million; and (iii) costs for unused or underutilized real estate, currently estimated to be approximately $1.5 million.

(c) The registrant currently estimates that the total fourth quarter 2004 restructuring charge amount expected to be incurred in connection with the Plan is approximately $5.5-6.5 million, which as noted above, does not include any amounts for a charge for impairment to goodwill or other assets.

(d) The registrant currently estimates that the amount of the above restructuring charge expected to result in future cash expenditures is approximately $5.5-6.0 million, the majority of which will be paid in calendar year 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis Holdings Inc.

January 6, 2005	By:	Derek Irwin

Name: Derek Irwin
Title: Chief Financial Officer